UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2019

Amtech Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2019, the Compensation Committee (the “Committee”) of our Board of Directors (the “Board”) approved increases in base salary to executive officers as follows:

•	Mr. J.S. Whang, Chairman, Chief Executive Officer and President – from $200,000 to $250,000
•	Mr. Michael Whang, Vice President and Chief Operating Officer – from $182,000 to $225,000
•	Ms. Lisa D. Gibbs, Vice President and Chief Financial Officer – from $175,000 to $225,000

Additionally, the Committee approved discretionary bonuses based on fiscal year 2019 performance of $25,000, $21,000, $21,000, and $17,000 for Mr. J.S. Whang, Mr. Michael Whang, Ms. Gibbs and Mr. Robert Haas, Executive Vice President, respectively.  The base salary increases and bonuses were also approved by the Board on this date.  For a complete description of the compensation arrangements for Mr. J.S. Whang, see the disclosure under “Employment and Change in Control Arrangements” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on January 25, 2019. Other than the change in the amount of Mr. J.S. Whang’s compensation, there have been no other changes to his contract. Neither Mr. Michael Whang nor Ms. Gibbs have employment agreements with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: November 22, 2019	By:	/s/ Lisa D. Gibbs
Name: Lisa D. Gibbs
Title: Vice President and Chief Financial Officer